Exhibit 99.1
                                                                    ------------



NEWS RELEASE
------------
FOR IMMEDIATE RELEASE
---------------------

CONTACTS:
Moosa E. Moosa             Jane Miller
Chief Financial Officer    Corporate Relations Manager
(603) 595-7000             (603) 594-8585 ext. 3346


                                PRESSTEK DELIVERS
            SOLID FINANCIAL PERFORMANCE IN THE FIRST QUARTER OF 2004
                         AND STRONG NEW PRODUCT LINE UP

HUDSON, NH--APRIL 29, 2004--Presstek, Inc. (Nasdaq:PRST), a leading provider of direct digital imaging technology, today announced financial results for the first quarter ended April 3, 2004.

The company reported consolidated net income of $1.9 million, or $.06 per basic and $.05 per diluted share in the first quarter of 2004, compared to $1.8 million, or $.05 per basic and diluted share, in the corresponding period in the prior year, and net income of $2.0 million, or $.06 per basic and diluted share in the fourth quarter of 2003. First quarter 2004 net income includes a $296,000 reversal of special charges, which were originally recorded in the last two years.

The company reported consolidated revenue of $23.3 million in the first quarter 2004, compared to $22.4 million in the same period a year ago, and $22.5 million in the fourth quarter of 2003. Equipment revenue for the first quarter was $9.7 million, up 35% from $7.2 million in the same period a year ago, and up 7% from $9.0 million in the previous quarter. Consumable revenue for the first quarter of 2004 was $13.0 million, down from $13.6 million in the corresponding period in the prior year, and up 5% from $12.4 million in the fourth quarter of 2003.

Revenue from Presstek's New Technology Business, which consists of all business other than the Quickmaster DI platform products, was $14.9 million in the first quarter of 2004, up 57% from $9.5 million in the corresponding quarter in the prior year, and up 11% from $13.4 million in the fourth quarter of 2003. New Technology equipment revenue increased 57% from the same period a year ago, and increased 10% from the previous quarter. New Technology consumable revenue was up 54% compared to the same period last year, and up 16% from the fourth quarter of 2003.

Presstek's President and CEO Edward J. Marino said, "We are very pleased with Presstek's financial results for the first quarter of 2004. More significant, however, was the continued growth of our New Technology Business. We delivered a solid quarter and at the same time continued the development of important new products specifically designed to further that growth."
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Results for the first quarter of 2004 include a net operating loss of $1.4 million at the company's Lasertel subsidiary, compared to a net operating loss of $1.2 million in the same period a year ago, and a net operating loss of $800,000 in the fourth quarter of 2003. Lasertel recorded $540,000 in revenue from sales to external commercial customers in the first quarter of 2004, compared to $275,000 in the same period a year ago, and $722,000 in the fourth quarter of 2003.

Commenting on Lasertel's results, Presstek's Chief Financial Officer Moosa E. Moosa said, "Lasertel's results were impacted by the following: (a) we reduced the inventory of our ProFire laser diodes by approximately $600,000 in anticipation of the release of our newly announced ProFire Excel laser diodes;
(b) the scale up for the new ProFire Excel diodes resulted in lower yields at Lasertel; and, (c) delivery to Lasertel's defense customer was reduced by approximately $200,000 during the quarter as a result of purchase pattern variations. We expect Lasertel's revenue and production efficiencies to return to more normal levels as 2004 progresses. On a more favorable note, Lasertel's recent purchase order from a new industrial customer is expected to bring nearly $1 million in revenue to Lasertel over the next twelve months."

Consolidated gross margins for the first quarter of 2004 were 38%, compared to 42% in the first quarter of 2003, and 41% in the previous quarter. This was primarily the result of lower absorption of labor and overhead resulting from the inventory reduction of old technology laser diodes, manufacturing scale ups, as well as the lowered Quickmaster DI platform sales. The company expects to see an improvement in gross margins as these issues are resolved.

Moosa continued, "In spite of the increased level of new product introductions scheduled for drupa 2004, operating expenses (being the sum of research & development and sales, general & administrative expenses) at $7.1 million were lower in the first quarter of 2004, compared to $7.5 million in the same period last year, and $7.4 million in the fourth quarter of 2003."

Commenting on Presstek's cash position, Moosa said, "We are pleased to again report that our balance sheet continues to be strong. The company generated $3.1 million in cash from operations in the first quarter of 2004. Cash and cash equivalents at the end of the quarter were $31.6 million, up from $20.6 million at the same time last year, and up from $28.2 million at the end of the fourth quarter of 2003. Total debt at the end of the first quarter of 2004 was down $535,000 from the previous quarter."

NEW PRODUCTS AND TECHNOLOGY
"Presstek has recently announced several new products and technologies which are scheduled for release at the drupa 2004 exposition in Dusseldorf, Germany, taking place May 6th through the 19th. The Dimension Excel, Presstek's next generation CTP platform, adds new capabilities and enhanced performance to Presstek's very successful Dimension line of platesetter products. Powered by our new ProFire Excel thermal imaging technology, the Dimension Excel is designed to offer higher quality imaging, new automation features and improved productivity. It is compatible with both our Anthem chemistry-free and Applause process-free thermal plates."

"This week we announced a new laser imaging platform for low cost, chemistry-free thermal CTP system development," said Marino. "The new SureFire laser imaging technology is an important advance in chemistry-free thermal imaging because it breaks down the cost barrier

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which, until now, has limited the smaller commercial and in-plant printers to primarily visible light imaging and polyester plate CTP systems. It opens a new market for Presstek's laser imaging and plate products, and provides the smaller printer with the price, quality, process and environmental benefits they are looking for."

Marino continued, "There is considerable excitement building around our on-press Direct Imaging line of products. First, through our various partners we are preparing for the introduction of two new DI press models - a new high quality DI press and a new entry level DI press. Both of these presses will incorporate the ProFire Excel imaging system and both will be built on the Ryobi platform. These new DI presses will image a new improved DI plate that is optimized for use with ProFire Excel enabled DI presses. Second, in early April, Heidelberg announced that it intends to exhibit an enhanced Quickmaster Pro press containing Presstek's new ProSpot imaging technology."

Marino concluded, "We began a process some time ago to develop, and then deliver, new technologies and new products to expand the business and market opportunities for Presstek. The announcements you are seeing are all part of this process. This is a new Presstek. In this new world, we will continue to develop and deliver business opportunities to achieve our longer term growth objectives."

CONFERENCE CALL
Presstek's first quarter conference call is scheduled to take place at 11:00 a.m. (Eastern) on Thursday, April 29, 2004. In the call the company intends to discuss first quarter 2004 earnings results, the current state of its business, drupa 2004, as well as its current expectations for the future.

To participate in the call, dial (800) 299-9086, access code 90406417. To listen to a live web cast of the call, click on http://phx.corporate-ir.net/ phoenix.zhtml?c=72101&p=IROL-eventDetails&EventId=878216 or visit the Events Calendar in the Investor section of Presstek's website, www.presstek.com, fifteen minutes prior to start time. The webcast will be archived and available for replay until May 6, 2004. You may also listen to a telephone replay of the call from 1:00 p.m. on April 29, 2004 until May 6, 2004, by dialing (888) 286-8010, access code 95908940.

Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI(R), CTP and plate products provide a streamlined workflow and eliminate photographic darkrooms, film and toxic processing chemicals, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for shorter print runs and faster turnaround while providing improved profit margins. The company's subsidiary, Lasertel, Inc., supplies Presstek and external customers with the valuable laser diodes necessary for laser imaging applications. For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email: info@presstek.com.

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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected effects and benefits of the Company's New Technology Business, the expected effects and benefits of its new product introductions, the Company's expectations regarding the sale of products in general, the ability of the Company to achieve its stated objectives, the strength of the Company's relationships with its partners (both on manufacturing and distribution), expectations for the Company's Lasertel subsidiary including its ability to improve results and develop additional external commercial customers for its products, and expectations regarding future growth and profitability. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company's dependency on its strategic partners (both on manufacturing and distribution), the introduction of competitive products into the marketplace, shortages of critical or sole-source component supplies, the availability and quality of Lasertel's laser diodes, manufacturing constraints or difficulties (as well as manufacturing difficulties experienced by our sub-manufacturing partners and their capacity constraints), the impact of general market factors in the print industry generally and the economy as a whole, market acceptance of and demand for the Company's products and resulting revenues and other risks detailed in the Company's Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead", "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this news release.




















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                                 PRESSTEK, INC.
                            STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                      (In thousands, except per share data)
                                   (unaudited)

                                                            April 3,         March 29,
                                                              2004             2003
                                                            --------         --------
REVENUE:
   Product sales                                            $ 23,113         $ 21,289
   Royalties and fees from licensees                             201            1,153
                                                            --------         --------
      Total revenue                                           23,314           22,442
                                                            --------         --------

COSTS AND EXPENSES:
   Cost of products sold                                      14,532           12,952
   Research and product development                            1,676            1,950
   Selling, general and administrative                         5,406            5,598
   Special charges                                              (296)            --
                                                            --------         --------
      Total costs and expenses                                21,318           20,500
                                                            --------         --------

INCOME FROM OPERATIONS                                         1,996            1,942
                                                            --------         --------

INTEREST, NET                                                    (97)            (152)
                                                            --------         --------

INCOME FROM OPERATIONS BEFORE INCOME TAXES                     1,899            1,790
PROVISION FOR INCOME TAXES                                      --               --
                                                            --------         --------
NET INCOME                                                  $  1,899         $  1,790
                                                            ========         ========

EARNINGS PER SHARE - BASIC                                  $   0.06         $   0.05
                                                            ========         ========

EARNINGS PER SHARE - DILUTED                                $   0.05         $   0.05
                                                            ========         ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC            34,266           34,142
                                                            ========         ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED          35,149           34,186
                                                            ========         ========







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                                 PRESSTEK, INC.
                                 BALANCE SHEETS
                                 (In thousands)

                                                   April 3,          January 3,
                                                     2004               2004
                                                  ----------         ----------
                                                  (unaudited)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                      $   31,608         $   28,196
   Accounts receivable, net                           16,010             14,922
   Inventories                                        11,853             12,354
   Other current assets                                1,883              1,064
                                                  ----------         ----------
      Total current assets                            61,354             56,536
                                                  ----------         ----------

PROPERTY, PLANT AND EQUIPMENT, NET                    44,099             45,732
                                                  ----------         ----------

OTHER ASSETS, NET                                      4,667              4,260
                                                  ----------         ----------

TOTAL ASSETS                                      $  110,120         $  106,528
                                                  ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt              $    2,143         $    2,143
   Accounts payable                                    6,828              4,750
   Accrued expenses                                    6,003              7,131
                                                  ----------         ----------
      Total current liabilities                       14,974             14,024
                                                  ----------         ----------

LONG-TERM DEBT, NET OF CURRENT PORTION                11,786             12,321
                                                  ----------         ----------

STOCKHOLDERS' EQUITY:
   Common stock                                          344                342
   Additional paid-in capital                         99,045             97,769
   Comprehensive loss                                    (47)               (47)
   Accumulated deficit                               (15,982)           (17,881)
                                                  ----------         ----------
      Total stockholders' equity                      83,360             80,183
                                                  ----------         ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  110,120         $  106,528
                                                  ==========         ==========


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